Exhibit (10.21)
EASTMAN KODAK COMPANY

EXECUTIVE COMPENSATION FOR EXCELLENCE AND LEADERSHIP

Article                                                                                                                             Page

1.           Purpose, Effective Date and Term of Plan                                                     1

2.           Definitions                                                                                                          2

3.           Eligibility                                                                                                            11

4.           Plan Administration                                                                                         12

5.           Forms of Awards                                                                                              14

6.           Setting Performance Goals and Performance Formula                                15

7.           Award Determination                                                                                       16

8.           Payment of Awards for a Performance Period                                              19

9.           Deferral of Awards                                                                                            20

10.           Intentionally Omitted                                                                                      21

11.           Change In Ownership                                                                                     22

12.           Change In Control                                                                                           24

13.           Miscellaneous                                                                                                  26

As Amended Effective January 1, 2009
© 2008, Eastman Kodak Company

ARTICLE 1  --  PURPOSE, EFFECTIVE DATE AND TERM OF PLAN

1.1           Purpose

The purposes of the Plan are to provide an annual incentive to Key Employees of the Company to put forth maximum efforts toward the continued growth and success of the Company, to encourage such Key Employees to remain in the employ of the Company, to assist the Company in attracting and motivating new Key Employees on a competitive basis, and to endeavor to qualify the Awards granted to Covered Employees under the Plan as performance-based compensation as defined in Section 162(m) of the Code.  The Plan is intended to apply to Key Employees of the Company in the United States and throughout the world.

The Plan is intended to qualify for exemption from Section 409A of the Code, by reason of the short-term deferral rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations.  No person acquires a legally binding right to any Award hereunder until the year following the Performance Period, except Awards governed by Articles 11 and 12.  Awards governed by Articles 11 and 12 will be paid by March 15th of the year following the Performance Period in which the legally binding right to the Award arose.  Awards otherwise will be paid in the year following the Performance Period, unless deferred under a separate plan pursuant to Article 9.

1.2           Effective Date

The Plan, in its amended and restated form, will be effective as of January 1, 2009.

ARTICLE 2  --  DEFINITIONS

2.1           Actual Award Pool

“Actual Award Pool” means, for a Performance Period, the amount determined in accordance with Section 7.2(d).  The Actual Award Pool for a Performance Period determines the aggregate amount of all the Awards that are to be issued under the Plan for such Performance Period.

2.2           Award

“Award” means the compensation granted to a Participant by the Committee for a Performance Period pursuant to Articles 7 and 8.  All Awards shall be issued in the form specified by Article 5.

2.3           Award Pool

“Award Pool” means, for a Performance Period, the dollar amount calculated in accordance with Section 7.2(b) by applying the Performance Formula for such Performance Period against the Performance Goals for the same Performance Period.

2.4           Award Payment Date

“Award Payment Date” means, for each Performance Period, the date that the amount of the Award for that Performance Period shall be paid to the Participant under Article 8, without regard to any election to defer receipt of the Award made by the Participant under Article 9 of the Plan.

2.5           Board

“Board” means the Board of Directors of Kodak.

2.6           Capital Charge

“Capital Charge” means, for a Performance Period, the amount obtained by multiplying the Cost of Capital for the Performance Period by Operating Net Assets for the Performance Period.

2.7           Cause

“Cause” means (a) the willful and continued failure by a Key Employee to substantially perform his or her duties with his or her employer after written warnings identifying the lack of substantial performance are delivered to the Key Employee by his or her employer to specifically identify the manner in which the employer believes that the Key Employee has not substantially performed his or her duties; or (b) the willful engaging by a Key Employee in illegal conduct which is materially and demonstrably injurious to the Company.

2.8           CEO

“CEO” means the Chief Executive Officer of Kodak.

2.9           Change In Control

“Change in Control” means the occurrence of any one of the following events:

(a)
individuals who, on December 9, 1999, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 9, 1999, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Kodak as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or any other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be an Incumbent Director;

(b)
any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Kodak representing 25% or more of the combined voting power of Kodak’s then outstanding securities eligible to vote for the election of the Board (the “Kodak Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (1) by Kodak or any subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by Kodak or any subsidiary, or (3) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(c)
the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Kodak or any of its subsidiaries that requires the approval of Kodak’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of

Kodak’s assets to an entity that is not an affiliate of Kodak (a “Sale”), unless immediately following such Reorganization or Sale:  (1) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or Sale (the “Surviving Company”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the “Parent Company”), is represented by Kodak Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Kodak Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Kodak Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (3) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d)	the shareholders of Kodak approve a plan of complete liquidation or dissolution of Kodak.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of Kodak Voting Securities as a result of the acquisition of Kodak Voting Securities by Kodak which reduces the number of Kodak Voting Securities outstanding; provided that if after such acquisition by Kodak such person becomes the beneficial owner of additional Kodak Voting Securities that increases the percentage of outstanding Kodak Voting Securities beneficially owned by such person, a Change in Control shall then occur.

2.10         Change In Ownership

"Change In Ownership” means a Change In Control that results directly or indirectly in Kodak’s Common Stock ceasing to be actively traded on the New York Stock Exchange.

2.11         Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.12         Committee

“Committee” means the Executive Compensation and Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of three or more directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted.

2.13         Common Stock

“Common Stock,” means the common stock, $2.50 par value per share, of Kodak that may be newly issued or treasury stock.

2.14         Company

“Company” means Kodak and its Subsidiaries.

2.15         Cost of Capital

“Cost of Capital” means, for a Performance Period, the estimated weighted average of the Company’s cost of equity and cost of debt for the Performance Period as determined by the Committee in its sole and absolute discretion.  The Committee will determine the Cost of Capital for a Performance Period within the first 90 days of the Performance Period.

2.16         Covered Employee

“Covered Employee” means a Key Employee who is either a “Covered Employee” within the meaning of Section 162(m) of the Code or a Key Employee who the Committee has identified as a potential “Covered Employee” within the meaning of Section 162(m) of the Code.

2.17         Disability

“Disability” means a disability under the terms of any long-term disability plan maintained by the Company.

2.18         Economic Profit

“Economic Profit” means, for a Performance Period, the Net Operating Profit After Tax that remains after subtracting the Capital Charge for such Performance Period.  Economic Profit may be expressed as follows: Economic Profit = Net Operating Profit After Tax – Capital Charge.  Economic Profit may be either positive or negative.

2.19         Effective Date

“Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award.

2.20         Exchange Act or Act

“Exchange Act” or “Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.21         Key Employee

“Key Employee” means either (a) a salaried employee of the Company in wage grade 48 or above, or the equivalent thereof; or (b) a salaried employee of the Company who holds a position of responsibility in a managerial, administrative, or professional capacity and is in wage grade 43 or above.

2.22         Kodak

“Kodak” means Eastman Kodak Company.

2.23         Negative Discretion

“Negative Discretion” means the discretion granted to the Committee pursuant to Section 7.2(c) to reduce or eliminate the portion of the Award Pool allocated to a Covered Employee.

2.24         Net Operating Profit After Tax

“Net Operating Profit After Tax” means, for a Performance Period, the after-tax operating earnings of the Company for the Performance Period adjusted for interest expense and Wang in-process R&D.  The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of Net Operating Profit After Tax for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses; and (d) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.  However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.25         Operating Net Assets

“Operating Net Assets” means, for a Performance Period, the net investment used in the operations of the Company.  Operating Net Assets is calculated from the Company’s audited consolidated financial statements as being total assets minus non-interest-bearing liabilities adjusted for last in first out LIFO inventories, postemployment benefits other than pensions (OPEB) and Wang in-process R&D.  The Committee is authorized at any time during a Performance Period to adjust or modify the calculation of Operating Net Assets for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses; and (d) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.  However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.26         Participant

“Participant,” means for a Performance Period, a Key Employee who is designated to participate in the Plan for the Performance Period pursuant to Article 3.

2.27         Performance Criteria

“Performance Criteria” shall mean any of the following for the Company on a consolidated basis and/or for any subsidiary, division, business unit or one or more business segments: return on net assets (RONA), return on shareholders’ equity, return on assets, return on capital, shareholder returns, total shareholder return, return on invested capital, profit margin, earnings per share, net earnings, operating earnings, Common Stock price per share, sales or market share, unit manufacturing cost, working capital, productivity, days sales in inventory, days sales outstanding, revenue, revenue growth, cash flow and investable cash flow.

2.28         Performance Formula

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the Performance Goals to determine the Award Pool for the Performance Period.  The Performance Formula for a Performance Period shall be established in writing by the Committee within the first 90 days of the Performance Period (or, if later, within the maximum period allowed pursuant to Section 162(m) of the Code).

2.29         Performance Goals

“Performance Goals” means, for a Performance Period, the one or more goals for the Performance Period established by the Committee in writing within the first 90 days of the Performance Period (or, if longer, within the maximum period allowed pursuant to Section 162(m) of the Code) based upon the Performance Criteria.  The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee's assessment of the business strategy of the

Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.  However, to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.30         Performance Period

“Performance Period” means Kodak’s fiscal year.

2.31         Plan

“Plan” means the Executive Compensation for Excellence and Leadership plan.

2.32         Retirement

“Retirement” means, in the case of a Participant employed by Kodak, voluntary termination of employment: (i) on or after age 55 with 10 or more years of service or on or after age 65; or (ii) at any time if the Participant had an age and years of service combination of at least 75 points on December 31, 1995.  In the case of a Participant employed by a Subsidiary, “Retirement” means early or normal retirement under the terms of the Subsidiary’s retirement plan, or if the Subsidiary does not have a retirement plan, termination of employment on or after age 60.  A Participant must voluntarily terminate his or her employment in order for his or her termination of employment to be for “Retirement.”

2.33         Subsidiary

Subsidiary means a corporation or other business entity in which Kodak directly or indirectly has an ownership interest of at least 50%.

2.34         Target Award

“Target Award” means, for a Performance Period, the target award amounts established for each wage grade by the Committee for the Performance Period.  A Participant’s Target Award for a Performance Period is expressed as a percentage of his or her annual base salary in effect as of the last day of the Performance Period.  The Target Awards shall serve only as a guideline in making Awards under the Plan.  Depending upon the Committee’s exercise of its discretion pursuant to Sections 7.2(c), (d) and (e), but subject to Section 7.3, a Participant may receive an Award for a Performance Period that may be more or less than the Target Award for his or her wage grade for that Performance Period.  Moreover, the fact that a Target Award is established for a Participant’s wage grade for a Performance Period shall not in any manner entitle the Participant to receive an Award for such period.

2.35         Investable Cash Flow

“Investable Cash Flow” means the Company’s operating cash flow for the year less the cost of acquisitions.

ARTICLE 3  --  ELIGIBILITY

All Key Employees are eligible to participate in the Plan.  The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period which Key Employees will be Participants for such Performance Period.  However, the fact that a Key Employee is a Participant for a Performance Period shall not in any manner entitle such Participant to receive an Award for the period.  The determination as to whether or not such Participant shall be paid an Award for such Performance Period shall be decided solely in accordance with the provisions of Articles 7 and 8 hereof.

ARTICLE 4  --  PLAN ADMINISTRATION

4.1           Responsibility

The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2           Authority of the Committee

The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right: to interpret the Plan, to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of Awards payable under the Plan, to establish and administer the Performance Goals and certify whether, and to what extent, they are attained, to construe any ambiguous provision of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, to issue administrative guidelines as an aid to administer the Plan, to make regulations for carrying out the Plan and to make changes in such regulations as it from time to time deems proper, and to decide any and all questions arising in the administration, interpretation, and application of the Plan.  In addition, in order to enable Key Employees who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.3           Discretionary Authority

The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan.  It is the intent of Plan that the decisions of the Committee and its action with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4           Section 162(m) of the Code

With regard to all Covered Employees, the Plan shall for all purposes be interpreted and construed in accordance with Section 162(m) of the Code.

4.5           Delegation of Authority

Except to the extent prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons as long as any such delegation is in writing; provided, however, only the Committee may select and grant Awards to Participants who are Covered Employees.

ARTICLE 5  -- FORM OF AWARDS

All Awards will be paid in cash or Common Stock, or a combination thereof, at the discretion of the Committee.  To the extent an award is paid in Common Stock, such Stock will be issued under the 2005 Omnibus Long-Term Compensation Plan of Eastman Kodak Company, or any applicable successor plan.

ARTICLE 6  --  SETTING PERFORMANCE GOALS AND PERFORMANCE FORMULA

Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed pursuant to Section 162(m) of the Code), the Committee shall establish in writing:

(a)	the one or more Performance Goals for the Performance Period based upon the Performance Criteria;

(b)	the one or more Performance Formulas for the Performance Period; and

(c)
an objective means of allocating, on behalf of each Covered Employee, a portion of the Award Pool (not to exceed the amount set forth in Section 7.3(b)) to be granted, subject to the Committee’s exercise of Negative Discretion, for such Performance Period in the event the Performance Goals for such period are attained.

ARTICLE 7  --  AWARD DETERMINATION

7.1           Certification

(a)
In General.  As soon as practicable following the availability of performance results for the completed Performance Period, the Committee shall determine the Company's performance in relation to the Performance Goals for that period and certify in writing whether the Performance Goals were satisfied.

(b)
Performance Goals Achieved.  If the Committee certifies that the Performance Goals for a Performance Period were satisfied, it shall determine the Awards for such Performance Period by following the procedure described in Section 7.2.   During the course of this procedure, the Committee shall certify in writing for the Performance Period the amount of: (i) the Award Pool; and (ii) the Award Pool to be allocated to each Covered Employee in accordance with Section 7.2(c).

(c)	Performance Goals Not Achieved. In the event the Performance Goals for a Performance Period are not satisfied, the limitation contained in Section 7.3(c) shall apply to the Covered Employees.

7.2           Calculation of Awards

(a)	In General. As detailed below in the succeeding provisions of this Section 7.2, the procedure for determining Awards for a Performance Period involves the following steps:

(1)           determining the Award Pool;
(2)           allocating the Award Pool to Covered Employees;
(3)           determining the Actual Award Pool; and
(4)	allocating the Actual Award Pool among individual Participants other than Covered Employees.

Upon completion of this process, any Awards earned for the Performance Period shall be paid in accordance with Article 8.

(b)
Determining Award Pool.  The Committee shall determine the Award Pool for the Performance Period by applying the Performance Formula for such Performance Period against the Performance Goals for the same Performance Period.

(c)
Allocating Award Pool to Covered Employees.  The Committee shall determine, by way of the objective means established pursuant to Article 6, the portion of the Award Pool that is to be allocated to each Covered Employee for the Performance

Period.  The Committee shall have no discretion to increase the amount of any Covered Employee’s Award as so determined, but may through Negative Discretion reduce the amount of or totally eliminate such Award if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate.

(d)
Determining Actual Award Pool.  The Committee may use its discretion to adjust upward or downward the amount of the Award Pool for any Performance Period.  No such adjustment will, however, affect the amount of the Awards paid to the Covered Employees for the Performance Period.  To the extent the Committee determines to exercise discretion with regard to the Award Pool for a Performance Period, the amount remaining after such adjustment shall be the Actual Award Pool for the Performance Period.  Thus, if the Committee elects not to exercise discretion with respect to the Award Pool for a Performance Period, the amount of the Actual Award Pool for the Performance Period will equal the amount of the Award Pool for such period.  Examples of situations where the Committee may choose to exercise this discretion include unanticipated economic or market changes, extreme currency exchange effects, management or significant workforce issues, or dramatic shifts in customer satisfaction.

(e)
Allocating Actual Award Pool to Individual Participants Other Than Covered Employee.  Based on such factors, indicia, standards, goals, criteria and/or measures that the Committee shall determine, the Committee shall, in its sole and absolute discretion, determine for each Participant, other than those that are Covered Employees, the portion, if any, of the Actual Award Pool that will be awarded to such Participant for the Performance Period.  By way of illustration, and not by way of limitation, the Committee may, but shall not be required to, consider: (1) the Participant’s position and level of responsibility, individual merit, contribution to the success of the Company and Target Award; (2) the performance of the Company or the organizational unit of the Participant based upon attainment of financial and other performance criteria and goals; and (3) business unit, division or department achievements.

7.3	Limitations on Awards

The provisions of this Section 7.3 shall control over any Plan provision to the contrary.

(a)	Maximum Award Pool. The total of all Awards granted for a Performance Period shall not exceed the amount of the Actual Award Pool for such Performance Period.

(b)	Maximum Award Payable to Covered Employees. The maximum Award payable to any Covered Employee under the Plan for a Performance Period shall be $5,000,000.

(c)	Attainment of Performance Goals. The Performance Goals for a Performance Period must be achieved in order for a Covered Employee to receive an Award for such Performance Period.

ARTICLE 8  --  PAYMENT OF AWARDS FOR A PERFORMANCE PERIOD

8.1           Termination of Employment

The Committee shall determine rules regarding the treatment of a Participant under the Plan for a Performance Period in the event of the Participant’s termination of employment prior to the Award Payment Date for such Performance Period.

8.2           Timing of Award Payments

Unless deferred pursuant to Article 9 hereof and subject to Articles 11 and 12, the Awards granted for a Performance Period shall be paid to Participants on the Award Payment Date for such Performance Period, which date shall occur as soon as administratively practicable following the completion of the procedure described in Section 7.2, and in any event shall occur during the calendar year immediately following the Performance Period

ARTICLE 9  --  DEFERRAL OF AWARDS

At the discretion of the Committee, a Participant may, subject to such terms and conditions as the Committee may determine, elect to defer payment of all or any part of any Award which the Participant might earn with respect to a Performance Period and which is paid in cash by complying with such procedures as the Committee may prescribe.  Any Award, or portion thereof, upon which such an election is made shall be deferred into, and be subject to the terms, conditions and requirements of, the Eastman Kodak Employees’ Savings and Investment Plan, 1982 Eastman Kodak Company Executive Deferred Compensation Plan or such other applicable deferred compensation plan of the Company.

ARTICLE 10 --

Intentionally omitted.

ARTICLE 11  --  CHANGE IN OWNERSHIP

11.1        Background

Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 1.1, 4.4 and 13.9, the provisions of this Article 11 shall control over any contrary provision.  Upon a Change in Ownership: (a) the terms of this Article 11 shall immediately become operative, without further action or consent by any person or entity; (b) all terms, conditions, restrictions and limitations in effect on any unpaid and/or deferred Award shall immediately lapse as of the date of such event; and (c) no other terms, conditions, restrictions, and/or limitations shall be imposed upon any Awards on or after such date, and in no event shall an Award be forfeited on or after such date.  Nothing herein overrides the terms of any plan under which an Award was deferred pursuant to Article 9, and any such deferred Awards remain subject to the terms of such deferred compensation plan.

11.2        Payment of Awards

Upon a Change in Ownership, any Key Employee, whether or not he or she is still employed by the Company, shall be paid, as soon as practicable but in no event later than 60 days after the Change in Ownership, the Awards set forth in (a) and (b) below:

(a)	All of the Key Employee’s unpaid Awards; and

(b)
A pro-rata Award for the Performance Period in which the Change in Ownership occurs.  The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Period for Participants in the same wage grade as the Key Employee by a fraction, the numerator of which shall be the number of full months in the Performance Period prior to the date of the Change in Ownership and the denominator of which shall be the total number of full months in the Performance Period.  For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.  To the extent Target Awards have not yet been established for the Performance Period, the Target Awards for the immediately preceding Performance Period shall be used.  The pro-rata Awards shall be paid to the Key Employee in the form of a lump-sum cash payment.

11.3        Miscellaneous

Upon a Change In Ownership, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Key Employee or the operation of the Plan with respect to any Award to which the Key Employee may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

ARTICLE 12  --  CHANGE IN CONTROL

12.1        Background

Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 1.1, 4.4 and 13.9, the provisions of this Article 12 shall control over any contrary provision.  All Key Employees shall be eligible for the treatment afforded by this Article 12 if their employment with the Company terminates within two years following a Change In Control, unless the termination is due to (a) death; (b) Disability; (c) Cause; (d) resignation other than (1) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in Kodak’s Termination Allowance Plan), or that is not in the same geographic area (as defined in Kodak’s Termination Allowance Plan), or (2) resignation within thirty days of a reduction in base pay; or (e) Retirement.

12.2        Vesting and Lapse of Restrictions

If a Key Employee qualifies for treatment under Section 12.1, his or her Awards shall be treated in the manner described in Subsections 11.1(b) and (c).  Nothing herein overrides the terms of any plan under which an Award was deferred pursuant to Article 9, and any such deferred Awards remain subject to the terms of such deferred compensation plan.

12.3        Payment of Awards

If a Key Employee qualifies for treatment under Section 12.1, he or she shall be paid, as soon as practicable but in no event later than 60 days after his or her termination of employment, the Awards set forth in (a) and (b) below:

(a)	All of the Key Employee’s unpaid Awards; and

(b)
A pro-rata Award for the Performance Period in which his or her termination of employment occurs.  The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Period for Participants in the same wage grade as the Key Employee by a fraction, the numerator of which shall be the number of full months in the Performance Period prior to the date of the Key Employee’s termination of employment and the denominator of which shall be the total number of full months in the Performance Period.  For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.  To the extent Target Awards have not yet been established for the Performance Period, the Target Awards for the immediately preceding Performance Period shall be used. The pro-rata Awards shall be paid to the Key Employee in the form of a lump-sum cash payment.

Furthermore, during the two years following a Change in Control while these provisions remain in effect, Awards to any Key Employees who qualify for Awards (in accordance with the normal terms of the Plan or in accordance with this Article 12) will be paid no later than March 15th of the year following the Performance Period, in order to ensure that all Awards are paid within the short-term deferral period described in Section 1.409A-1(b)(4) of the Treasury Regulations.

12.4        Miscellaneous

Upon a Change In Control, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Key Employee or the operation of the Plan with respect to any Award to which the Key Employee may have become entitled hereunder prior to the date of the Change In Control or to which he or she may become entitled as a result of such Change In Control.

ARTICLE 13  --  MISCELLANEOUS

13.1             Nonassignability

No Awards under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to anyone other than the Participant to whom it was granted.

13.2             Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.

13.3             Amendments to Awards

The Committee may at any time unilaterally amend any unearned, deferred or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

13.4	No Right to Continued Employment or Grants

Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company.  Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time.  Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

13.5             Amendment/Termination

The Committee may suspend or terminate the Plan at any time with or without prior notice.  In addition, the Committee, or any person to whom the Committee has delegated the requisite authority, may, from time to time and with or without prior notice, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would require the vote of the shareholders of Kodak pursuant to Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees.

13.6             Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable Federal Law, without giving effect to its conflicts of law provisions.

13.7	No Right, Title, or Interest in Company Assets

To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.  All of the Awards granted under the Plan shall be unfunded.

13.8             No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

13.9             Compliance with Section 162(m)

If any provision of the Plan would cause the Awards granted to a Covered Employee not to constitute qualified Performance-Based Compensation under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Employee, shall be severed from, and shall be deemed not to be a part of, this Plan, but the other provisions hereof shall remain in full force and effect.

13.10           Exemption From Section 409A

The Plan is intended to be exempt from Section 409A of the Code, and shall be construed and administered accordingly.